================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------

        Date of Report (Date of earliest event reported): April 29, 2004

                        GYRODYNE COMPANY OF AMERICA, INC.
             (Exact name of Registrant as Specified in its Charter)

             New York                  000-01684                  11-1688021
(State or Other Jurisdiction of     (Commission File          (I.R.S. Employer
 Incorporation or Organization)          Number)             Identification No.)

                                 102 FLOWERFIELD
                            ST. JAMES, NEW YORK 11780
               (Address of principal executive offices) (Zip Code)

                                 (631) 584-5400
               Registrant's telephone number, including area code

                             ----------------------

ITEM 5. OTHER EVENTS.

The Gyrodyne Company of America announced today that Robert F. Friemann, a member of the Company's Board of Directors, will take an immediate leave of absence from the Board of Directors of the Company pending final determination of a Rule 29 post verdict motion for a judgment of acquittal by the court, which will be filed in an ongoing case, having nothing to do with the Company, before the United States District Court for the Eastern District of New York.

Earlier this month a jury acquitted Mr. Friemann, a certified public accountant, of seven counts of an eight-count indictment set forth below, but convicted him of one count of the indictment, Count 5, also set forth below. Mr. Friemann has advised the Company that in the near future his attorneys will be filing a post verdict motion for a judgment of acquittal by the court or, in the alternative, for a new trial with regard to Count 5 pursuant to Rule 29 of the Federal Rules of Civil Procedure.

Pending the outcome of that motion, Mr. Friemann will cease participation in all activities of the Board of Directors. Mr. Friemann has also advised the Company that he will resign from the Board of Directors of the Company in the event that his motion is denied.

The indictment is set forth below in its entirety:

THE GRAND JURY CHARGES:

                                  INTRODUCTION

      At all times relevant to this Superseding Indictment, unless otherwise indicated:

I.    The Defendant

      1. The defendant ROBERT F. FRIEMANN was a certified public accountant and a member of Albrecht, Viggiano, Zureck & Co., P.C. ("AVZ"), a certified public accounting firm located in Hauppauge, New York.

II.   Benefit Plan Administrators

      2. Benefit Plan Administrators, Inc. ("BPA") was a New York corporation, located in Melville, New York, which provided services to employers as a third-party administrator of employee health benefits through self-insurance plans. Under such plans, rather than paying premiums to insurance companies, employers assumed full responsibility for the cost of the health insurance claims submitted by individuals covered by the plan and paid fees to third-party administrators, such as BPA, which reviewed, processed and paid claims with the employers' funds. Albert E. Isernio was, at various times chief executive officer, president and chairman of BPA.

III.  Health Care Benefits for Employees of Nassau County

      3. Until approximately October 1996, the County of Nassau (the "County") provided health care benefits to its active and retired employees and their dependents through the New York State Health Insurance Program ("NYSHIP"). NYSHIP was a premium-based, full-insured, health insurance program administered by the Department of Civil Service of the State of New York (the "State"). The County paid premiums to NYSHIP which, together with its insurance carriers, processed and paid health insurance claims submitted by, or on behalf of, the County's active and retired employees and their dependents.

      4. From 1995 until his retirement in October 1997, Robert J. McDonald, the Chief Deputy County Executive, served as chairperson of a committee composed of County employees who sought cost savings by exploring alternatives to providing health care benefit coverage through NYSHIP (the

"Committee"). As Chief Deputy County Executive, McDonald owed the County and its citizens a duty of honest services, and was prohibited from receiving any secret payments in connection with County business.

IV.   The First BPA Contract

      5. In 1995, McDonald caused a Request For Proposals ("RFP") to be issued, which invited companies to submit proposals for health care insurance coverage plans for the County's Medicare eligible-retired employees ("MERs") and which specified that no commissions be paid in connection with the awarding of any contract by the County.

      6. In February 1996, Isernio prepared and submitted a proposal which offered a self-insured plan to be administered by BPA (the "First BPA Proposal"). Although BPA agreed to comply with the RFP's prohibition against commissions, Isernio had agreed, if the contract was awarded to BPA, to pay commissions to The William M. Blake Agency, Inc. ("WMBA"), an insurance brokerage co-owned by William M. Blake.

      7. On or about February 26, 1996, Ernst & Young ("E&Y"), a certified public accounting firm hired by the County, reported to McDonald that none of the proposals submitted, including the First BPA Proposal, guaranteed a reduction in the County's costs in providing health care coverage to the MER. The County continued NYSHIP coverage of the MER.

      8. In May 1996, after the First BPA Proposal had been rejected, Isernio, William M. Blake, an insurance broker, and Herbert Schneider, a retired businessman, agreed to offer a bribe to McDonald in returning for helping BPA win the award of the contract to administer a health plan for the MER (the "MER Contract"). Schneider offered McDonald a bribe of $50,000 to ensure that BPA received the MER Contract. Although McDonald declined to accept this bribe, he did not report this illegal offer to County officials, nor did McDonald take any steps to disqualify BPA from consideration by the County as a potential provider of services.

      9. For his efforts, Isernio, William M. Blake and Schneider agreed that Schneider would receive a portion of the County-prohibited commissions that Isernio agreed to pay to WMBA if BPA obtained the contract. Schneider directed that his portion of the commissions be paid to his wife.

      10. On or about September 23, 1996, the County awarded BPA a 24-month contract to administer a self-insured health care plan for the MER for which the County would pay BPA approximately $4.5 million (the "First BPA Contract").

      11. In December 1996, William M. Blake and John R. Blake, his brother and a WMBA co-owner, met with the defendant ROBERT F. FRIEMANN at AVZ. They agreed that, in preparing federal income tax returns for DJB Company, Inc. ("DJB"), a shell entity set up to receive the illegal commissions from BPA, AVZ would classify funds paid by BPA to DJB as "commission," payments to Ruth Schneider from DJB as "consulting fees" and funds paid by DJB to WMBA as "administrative or management fees."

      12. From December 1996 to February 1997, Schneider received
County-prohibited commissions totaling $25,000 through three DJB checks made payable to Schneider's wife.

V.    The Second BPA Contract

      13. In July 1997, McDonald caused an RFP to be issued, which invited companies to submit proposals to the County to provide health care coverage for the County's active employees and non-Medicare eligible retired employees and their dependents (the "Second RFP").

      14. Before the issuance of the Second RFP, Isernio and William M. Blake offered McDonald a bribe of $150,000 in return for his efforts in helping BPA win award of a contract to administer a health plan for all County employees and retirees. McDonald accepted this offer. Isernio, William M. Blake and McDonald agreed that the bribe would be paid to McDonald after he retired from his County position.

      15. In August 1997, Isernio, with the assistance of BPA employees, prepared and submitted a proposal which offered a self-insured plan for all active and retired County employees, to be administered by BPA (the "Second BPA Proposal"), with a guarantee that the County would save between $15 and $18 million. In the proposal, Isernio falsely represented to the County that, in apparent compliance with the Second RFP's prohibition, "no broker commissions would be paid [by BPA] and no broker relationships would be recognized [by PBA]."

      16. Schneider died in April 1997. In august 1997, the defendant ROBERT F. FRIEMANN demanded from William M. Blake a portion of the commissions that Schneider had been expected to receive from Isernio upon BPA's award of a contract by the County.

      17. On or about August 22, 1997, McDonald's committee recommended to the County Executive that the County enter into a contract with BPA.

      18. On September 11, 1997, the County awarded BPA a 39-month contract to administer a self-insured health care plan for all of the County's active and retired employees, including the MER, for which the County was to pay BPA approximately $26 million in administration fees.

      19. On or about September 16, 1997, Isernio directed William M. Blake to pay McDonald and Schneider's wife from the commissions BPA would pay to DJB.

      20. In October 1997, in order to receive the commissions from DJB< the defendant ROBERT F. FRIEMANN established a shall entity, S&F Consulting Associates ("S&F"), and opened a bank account in S&F's name.

      21. In October 1997, the defendant ROBERT F. FRIEMANN provided a letter to William M. Blake, purportedly executed by Schneider's wife, in which she directed that the portion of the commission payable to Herbert Schneider be paid to S&F.

      22. On or about November 26, 1997, in order to conceal the transfer of the bribe payments and illegal commissions from BPA, Isernio signed an agreement with David J. Blake, the son of William M. Blake and a WMBA employee, under which BPA would pay commissions to DJB of $98,611 per month from October 3, 1997 through September 2000. In the agreement Isernio falsely labeled the commission as "consulting fees."

      23. In December 1997, the defendant ROBERT F. FRIEMANN met with William M. Blake, John R. Blake and David J. Blake and devised a plan to distribute the commission payments from BPA.

      24. From November 1996 to December 1998, Isernio caused BPA to pay to DJB a total of $2,074,887.

      25. From December 1997 to December 1998, the defendant ROBERT F. FRIEMANN received checks on a monthly basis from DJB, made payable to S&F, and deposited and caused them to be deposited into S&F's bank account. Thereafter FRIEMANN drew checks on the S&F account, which totaled approximately $216,976, made payable to himself and Schneider's wife, and caused these checks to be deposited into their respective bank accounts.

      26. In late 1998, the defendant ROBERT F. FRIEMANN directed William M. Blake to lie to authorities if questioned about the payments from DJB to Schneider and S&F. FRIEMANN also gave Blake a document containing false information, which Blake was supposed to provide to authorities in an effort to mislead them about the true nature of the payments.

      27. In order to conceal the true nature of the commission payments from BPA, the defendant ROBERT F. FRIEMANN prepared and caused to be prepared federal income tax returns for Herbert Schneider and his wife, S&F, DJB and WMBA for the calendar years 1996, 1997 and 1998. These returns contained numerous false statements, including, but not limited to, falsely identifying the commissions as managing and consulting fees; falsely listing Schneider's wife as a consultant; falsely claiming business deductions for Schneider's wife; and falsely claiming business deductions for S&B.

      28. The County did not realize any savings by providing health care benefits through BPA, nor did the County or any County official approve or know about the payments to McDonald. Indeed, the County paid approximately $70 million more under the BPA plans than it would have if the County had remained with NYSHIP. Before it terminated its relationship with BPA and resumed NYSHIP coverage, the County paid BPA more than $12 million.

                                    COUNT ONE

                               (Money Laundering)

      29. The allegations contained in paragraphs 1 through 28 are realleged and incorporated as if set forth fully in this paragraph.

      30. On or about and between January 1, 1996 and April 30, 1999, both dates being approximate and inclusive, within the Eastern District of New York and elsewhere, the defendant ROBERT F. FRIEMANN, together with others, did knowingly and intentionally conspire to conduct financial transactions affecting interstate commerce, knowing that the property involved in such financial transactions represented the proceeds of some form of unlawful activity, and which property did in fact involve the proceeds of specified unlawful activity, to wit: mail fraud, in violation of Title 18, Untied States Code, Sections 1341 and 1346, (i) with the intent to promote the carrying on of such specified unlawful activity; and (ii) knowing that the transactions were designed in whole and in part to conceal and disguise the nature, the location, the source, the ownership and the control of the proceeds of the specified unlawful activity, in violation of Title 18, United States Code, Sections 1956(a)(1)(A)(i) and 1956
(a)(1)(B)(i).

      (Title 18, United States Code, Sections 1956(h) and 3551 et seq.)

                                    COUNT TWO

                          (False 1996 Schneider Return)

      31. The allegations contained in paragraphs 1 through 28 are realleged and incorporated as if fully set forth in this paragraph.

      32. On or about and between January 1, 1997 and April 15, 1997, both dates being approximate and inclusive, within the Eastern District of New York, the defendant ROBERT F. FRIEMANN knowingly and willfully aided and assisted in, and procured, counseled, and advised the preparation and presentation under, and in connection with a matter arising under the Internal Revenue laws, of returns, claims and other documents, to wit: a U.S. Individual Income Tax Return, Form 1040, attaching Schedule C2, for Herbert Schneider and his wife for the tax year ending December 31, 1996, which was filed with the Internal Revenue Service ("IRS") Service Center in Holtsville, New York, which tax return was false and fraudulent as to a material matter, in that the return stated that Schneider's wife was in the business of consulting and that she had earned income and incurred expenses of $12,500 and $6,426, respectively, in conducting that business when, as FRIEMANN well knew and believed, Schneider's wife was not in the business of consulting and did not earn such income and incur such expenses in conducting that business, but instead received the $12,500 as a portion of the commissions from DJB.

      (Title 26, United States Code, Section7206(2), Title 18, United States Code, Sections 3551 et seq.)

                                   COUNT THREE

                          (False 1997Schneider Return)

      33. The allegations contained in paragraphs 1 through 28 are realleged and incorporated as if fully set forth in this paragraph.

      34. On or about and between January 1, 1998 and April 15, 1998, both dates being approximate and inclusive, within the Eastern District of New York, the defendant ROBERT F. FRIEMANN knowingly and willfully aided and assisted in, and procured, counseled, and advised the preparation and presentation under, and in connection with a matter arising under the Internal Revenue laws, of returns, claims and other documents, to wit: a U.S. Individual Income Tax Return, Form 1040, attaching Schedule Cs, for Herbert Schneider and his wife for the tax year ending December 31,1997, which was filed with the IRS Service Center in Holtsville, New York, which return was fraudulent and false as to a material matter, in that the return listed Schneider's wife's occupation as a consultant and that she received $37,466 from her "material participation" in the business of S&F when, as FRIEMANN well knew and believed, Schneider's wife was to a consultant and the $37,466 she received was not for material participation in the business of S&F, but instead represented a portion of the commissions from DJB.

      (Title 26, United States Code, Section 7206(2); Title 18, United States Code, Sections 3551 et seq.)

                                   COUNT FOUR

                            (False 1997 S& F Return)

      35. The allegations contained in paragraphs 1 through 28 are realleged and incorporated as if fully set forth in this paragraph.

      36. On or about and between January 1, 1998 and April 15, 1998, both dates being approximate and inclusive, within the Eastern District of New York, the defendant ROBERT F. FRIEMANN knowingly and willfully made and subscribed a U.S. Partnership Return of Income, Form 1065, for S&F, for the tax year ending December 31, 1997, which was verified by a written declaration that it was made under the penalties of perjury, and which was filed with the IRS Service Center in Holtsville, New York, which return he did not believe to be true and correct as to every material matter, in that the return stated that the principal business activity of S&F was consulting, S&F received $87,500 in gross receipts or sales as a result of conducting a consulting business and the return was prepared and signed by a partner of AVZ when, as FRIEMANN well knew and believed, the principal business of S&F was not consulting, S&F had not received $87,500 as gross receipts or sales as a result of conducting a consulting business but as a portion of the commissions from DJB, and the return had not been prepared and signed by a partner of AVZ.

      (Title 26, United Sates Code, Section7206(a); Title 18, United States Code, Sections 3551 et seq.)

                                   COUNT FIVE

                             (False 1998 S&F Return)

      37. The allegations contained in paragraphs 1 through 28 are realleged and incorporated as if fully set forth in this paragraph.

      38. On or about and between January 1, 1999 and April 15, 1999, both dates being approximate and inclusive, within the Eastern District of New York, the defendant ROBERT F. FRIEMANN knowingly and willfully made and subscribed a U.S. Partnership Return of Income, Form 1065, for S&F, for the tax year ending December 31, 1998, which was verified by a written declaration that it was made under the penalties of perjury, and which was filed with the IRS Service Center in Holtsville,

New York, which he did not believe to be true and correct as to every material matter, in that the return stated that the principal business of S&F was consulting, S&F had received $149,125 in gross receipts or sales from conducting its consulting business, S&F had incurred $11,011 in deductible business expenses in conducting that business, and the return had been prepared and signed by a member of AVZ when, as FRIEMANN well knew and believed, the principal business of S&F was not consulting, S&F had not received $149,125 as gross receipts or sales from the conduct of a consulting business but as a portion of the commissions form DJB, S&F had not incurred $11,011 in deductible business expenses in conducting that business, and the return had not been prepared and signed by a partner of AVZ.

      (Title 26, United States Code, Section 7206(1); Title 18, United States Code, Sections 3551 et seq.)

                                    COUNT SIX

                             (False 1996 DJB Return)

      39. The allegations contained in paragraphs 1 through 28 are realleged and incorporated as if fully set forth in this paragraph.

      40. On or about and between January 1, 1997 and March 15, 1997, both dates being approximate and inclusive, within the Eastern District of New York, the defendant ROBERT F. FRIEMANN knowingly and willfully aided and assisted in, and procured, counseled, and advised the preparation and presentation under, and in connection with a matter arising under the Internal Revenue laws, of returns, claims and other documents, to wit: a U.S. Income Tax Return for an S Corporation, Form 1120S, for DJB, for the tax year ending December 31, 1996, which was filed with the IRS Service Center in Holtsville, New York, which return was false and fraudulent as to a material matter, in that the return stated that DJB paid $12,500 for consulting fees, and deducted this amount as a business expense, when, as FRIEMANN well knew and believed, DJB did not pay these funds for consulting, but instead as part of the commissions from BPA, which were not deductible.

      (Title 26, United States Code, Section 7206(2); Title 18, United States Code, Sections 3551 et seq.)

                                   COUNT SEVEN

                             (False 1997 DJB Return)

      41. The allegations contained in paragraphs 1 through 28 are realleged and incorporated as if fully set forth in this paragraph.

      42. On or about and between January 1, 1998 and March 15, 1998, both dates being approximate and inclusive, within the Eastern District of New York, the defendant ROBERT F. FRIEMANN knowingly and willfully aided and assisted in, and procured, counseled, and advised the preparation and presentation under, and in connection with a matter arising under the Internal Revenue laws, of returns, claims and other documents, to wit: a U.S. Income Tax Return for a S Corporation, Form 1120S, for DJB, for the tax year ending December 31, 1997, which was filed with the IRS Service Center in Holtsville, New York, which return was false and fraudulent as to a material matter, in that the return stated that DJB paid $87,500 for consulting fees, and deducted this amount as a business expense, when, as FRIEMANN well knew and believed, DJB did not pay these funds for consulting, but instead as part of the commissions from BPA, which were not deductible.

      (Title 26, United States Code, Section 7206(2); Title 18, United States Code, Sections 3551 et seq.)

                                   COUNT EIGHT

                             (False 1998 DJB Return)

      43. The allegations contained in paragraphs 1 through 28 are realleged and incorporated as if fully set forth in this paragraph.

      44. On or about and between January 1, 1999 and September 20, 1999, both dates being approximate and inclusive, within the Eastern District of New York, the defendant ROBERT F. FRIEMANN knowingly and willfully aided and assisted in, and procured, counseled, and advised the preparation and presentation under, and in connection with a matter arising under the Internal Revenue laws, of returns, claims and other documents, to wit: a U.S. Income Tax Return for an S Corporation, Form 1120S, for DJB, for the tax year ending December 31, 1998, which was filed wit the IRS Service Center in Holtsville, New York, which return was false and fraudulent as to a material matter, in that the return stated that DJB paid $149,125 for consulting fees, and deducted this amount as a business expense when, as FRIEMANN well knew and believed, DJB did not pay these funds for consulting, but instead as part of the commissions from BPA, which were not deductible.

      (Title 26,United States Code, Section 7206(2); Title 18, United States Code, Sections 3551 et seq.)

                         CRIMINAL FORFEITURE ALLEGATION

      45. As a result of the offense set forth in Count One, the defendant ROBERT F. FRIEMANN shall forfeit to the United States, pursuant to Tile 18, United States Code, Section 982(a)(1), all right, title and interest in any and all property, real and personal, involved in such offense and any property traceable to such property, including, but not limited to, (1) all money or other property that was the subject of each financial transaction that the defendant conspired to conduct and conducted in violation of Section 1956(h) of Title 18, United States Code; (2) all commissions, fees and other property obtained as a result of those violations; and (3) all property used in any manner or part to commit and to facilitate the commission of these violations. The value of the property to be forfeited is in the approximate amount of $2,074,887. Forfeiture may include the imposition of a money judgment against FRIEMANN.

      46. If, as a result of any act or omission of the defendant ROBERT F. FRIEMANN, property described above in paragraph 45, or any portion thereof,

            a. Cannot be located upon the exercise of due diligence;

            b. Has been transferred or sold to, or deposited with, a third party;

            c. Has been placed beyond the jurisdiction of the Court;

            d. Has been substantially diminished in value; or

            e. Has been commingled with other property which cannot be divided without difficulty the defendant shall forfeit substitute property, up to the value of the property described in subparagraphs 46(a) through 46(e) above, pursuant to Title 21, United States Code, Section, 853(p), as incorporated by Title 18, United States Code, Section 982(b).

            (Title 18, United States Code, Sections 982(a)(1) and 982 (b))

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             GYRODYNE COMPANY OF AMERICA, INC.


                             By: /s/ Stephen V. Maroney
                                ------------------------------------------------
                                Stephen V. Maroney
                                President, Chief Executive Officer and Treasurer

Date: April 29, 2004